Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000

CBIZ REPORTS 2013 THIRD-QUARTER AND NINE-MONTH RESULTS

Third-Quarter Total Revenue up 12.7%; Nine-Months up 10.4%

Third-Quarter Diluted EPS from Continuing Operations up 67%; Nine-Months (normalized) up 19.6%

Third-Quarter Organic Revenue Growth of 3.6%; Nine-Months up 2.3%

Cleveland, Ohio (October 23, 2013)—CBIZ, Inc. (NYSE: CBZ) today announced results for the third quarter and nine months ended September 30, 2013.

Note: The sale of the Company’s Medical Management Professionals (“MMP”) operations occurred on August 30, 2013. CBIZ financial data included in this release and prepared as of September 30, 2013 reflects the gain on sale, net of tax, and the results of MMP operations through the closing date, net of tax, as discontinued operations. Accordingly, assets and liabilities attributed to MMP operations are not included in the CBIZ financial data prepared as of September 30, 2013.

CBIZ reported revenue of $168.8 million for the third quarter ended September 30, 2013, an increase of 12.7% over $149.8 million in the 2012 third quarter. Newly acquired operations contributed $13.6 million to revenue growth in the third quarter compared with the same period a year ago. Same-unit revenue increased by 3.6%, or $5.4 million in the third quarter, compared to the same period a year ago. CBIZ reported income from continuing operations for the quarter of $5.1 million, or $0.10 per diluted share, compared with $3.1 million, or $0.06 per diluted share in the 2012 third quarter.

For the nine-month period ended September 30, 2013, CBIZ reported revenue of $542.8 million, an increase of 10.4% over $491.6 million for the comparable nine-month period a year ago. Same-unit revenue increased by 2.3%, or $11.5 million for the first nine months of 2013 compared to the same period a year ago. Acquisitions contributed $39.7 million to revenue growth for the first nine months of 2013. Income from continuing operations was $27.4 million for the first nine months of 2013, or $0.55 per diluted share, compared with $22.5 million or $0.46 per diluted share for the first nine months of 2012, which excludes the after-tax gain on sale of the Company’s Wealth Management business in 2012 of $1.5 million, or $0.03 per share.

Third quarter 2013 non-GAAP earnings, which include the impact of certain non-cash charges and credits to income from continuing operations, was $0.25 per diluted share, compared to $0.19 for the third quarter a year ago, and was $0.99 per diluted share for the first nine months of 2013, compared with $0.83 for the same period a year ago. Adjusted EBITDA was $16.1 million for the quarter and $72.4 million for the nine months ended September 30, 2013. The calculations for these items are outlined in the attached schedules.

During the third quarter, concurrent with the sale of MMP, the Company also completed the purchase of 3.85 million shares of the Company’s common stock from Westbury (Bermuda) Ltd. at a price of $6.65 per share. Remaining proceeds from the sale of MMP were used to immediately reduce borrowing levels, and over time will be reinvested to enhance the growth of the core Financial and Employee Services businesses. At September 30, 2013, the amount outstanding on the Company’s $275.0 million unsecured credit facility was $40.0 million compared with $208.9 million at December 31, 2012.

Steven L. Gerard, CBIZ Chairman and CEO stated, “We are very pleased to report 3.6% same-unit organic revenue growth in the third quarter and 2.3% growth for the first nine months of 2013. Our core Financial Services and Employee Services groups have steadily improved organic revenue growth rates and we are leveraging this growth by improving margins. The acquisitions we made in 2012 are performing to expectations. We closed one acquisition this year and have several additional transactions in the pipeline, some of which may close in the fourth quarter this year. As a result, we are pleased to report that after adjusting for the gain on sale in 2012, earnings per diluted share year-to-date increased by nearly 20% over the same period last year.

“For the full year 2013, we expect to report growth at the high end of our previously stated revenue guidance range of 9% to 12% over the $628.1 million reported for 2012, as well as growth at the high end of the guidance range of 18% to 24% in fully diluted earnings per share from continuing operations over the normalized $0.41 per share reported for 2012,” continued Mr. Gerard.

CBIZ will host a conference call at 11:00 a.m. this morning to discuss its results. The call will be webcast in a listen-only mode over the internet for the media and the public, and can be accessed at www.cbiz.com. Shareholders and analysts who would like to participate in the call can register at this link to receive the dial-in number and unique pin number. Participants may register at anytime, including up to and after the call start time.

CBIZ, Inc. provides professional business services that help clients better manage their finances and employees. CBIZ provides its clients with financial services including accounting, tax, financial advisory, government health care consulting, risk advisory, merger and acquisition advisory, real estate consulting, and valuation services. Employee services include employee benefits consulting, property and casualty insurance, retirement plan consulting, payroll, life insurance, HR consulting, and executive recruitment. As one of the nation’s largest brokers of employee benefits and property and casualty insurance, and one of the largest accounting and valuation companies in the United States, the Company’s services are provided through nearly 100 Company offices in 32 states.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to adequately manage and sustain its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting the Company’s insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission.

For further information regarding CBIZ, call our Investor Relations Office at (216) 447-9000 or visit our web site at www.cbiz.com.

6050 Oak Tree Boulevard, South — Suite 500 — Cleveland, OH 44131 — Phone (216) 447-9000 — Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

THREE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(In thousands, except percentages and per share data)

	THREE MONTHS ENDED
	SEPTEMBER 30,
	2013	%	2012 (1)%
Revenue	$168,839	100.0%	$149,841	100.0%
Operating expenses (2)	150,935	89.4%	137,204	91.6%

Gross margin	17,904	10.6%	12,637	8.4%
Corporate general and administrative expenses (3)	8,944	5.3%	7,475	5.0%

Operating income	8,960	5.3%	5,162	3.4%
Other income (expense):
Interest expense	(3,815)	-2.2%	(3,576)	-2.4%
Gain on sale of operations, net	6	0.0%	21	0.0%
Other income, net (4) (5)	2,371	1.4%	2,541	1.8%

Total other expense, net	(1,438)	-0.8%	(1,014)	-0.6%
Income from continuing operations before income tax expense	7,522	4.5%	4,148	2.8%
Income tax expense	2,441		1,066

Income from continuing operations	5,081	3.0%	3,082	2.1%
Gain from operations of discontinued businesses, net of tax	964		2,193
Gain on disposal of discontinued businesses, net of tax	56,315		32

Net income	$62,360	36.9%	$5,307	3.5%

Diluted earnings per share:
Continuing operations	$0.10		$0.06
Discontinued operations	1.17		0.05

Net income	$1.27		$0.11

Diluted weighted average common shares outstanding	49,003		49,109

Other data from continuing operations:
Adjusted EBIT (6)	$11,331		$7,703
Adjusted EBITDA (6)	$16,101		$11,915

(1)	Certain amounts in the 2012 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.

(2)	Includes expense of $2,190 and $1,504 for the three months ended September 30, 2013 and 2012, respectively, in compensation associated with net gains from the Company’s deferred compensation plan (see note 4). Excluding this item, “operating expenses” would be $148,745 and $135,700, or 88.1% and 90.6% of revenue, for the three months ended September 30, 2013 and 2012, respectively.

(3)	Includes expense of $231 and $206 for the three months ended September 30, 2013 and 2012, respectively, in compensation associated with gains from the Company’s deferred compensation plan (see note 4). Excluding this item, “corporate general and administrative expenses” would be $8,713 and $7,269, or 5.2% and 4.9% of revenue, for the three months ended September 30, 2013 and 2012, respectively.

(4)	Includes net gains of $2,421 and $1,710 for the three months ended September 30, 2013 and 2012, respectively, attributable to assets held in the Company’s deferred compensation plan. These net gains do not impact “income from continuing operations before income tax expense” as they are directly offset by compensation adjustments included in “operating expenses” and “corporate general and administrative expenses.”

(5)	For the three months ended September 30, 2013 and 2012, amount includes an expense of $186 and income of $200, respectively, related to net increases and decreases in the fair value of contingent consideration related to CBIZ’s prior acquisitions.

(6)	Adjusted EBIT represents income from continuing operations before income taxes, interest expense, and gain on sale of operations, net. Adjusted EBITDA represents Adjusted EBIT before depreciation and amortization expense of $4,770 and $4,212 for the three months ended September 30, 2013 and 2012, respectively. The Company has included Adjusted EBIT and Adjusted EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. Adjusted EBIT and Adjusted EBITDA should not be regarded as an alternative or replacement to any measurement of performance or cash flow under generally accepted accounting principles.

6050 Oak Tree Boulevard, South — Suite 500 — Cleveland, OH 44131 — Phone (216) 447-9000 — Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(In thousands, except percentages and per share data)

	NINE MONTHS ENDED
	SEPTEMBER 30,
	2013	%	2012 (1)%
Revenue	$542,784	100.0%	$491,603	100.0%
Operating expenses (2)	462,560	85.2%	422,783	86.0%

Gross margin	80,224	14.8%	68,820	14.0%
Corporate general and administrative expenses (3)	26,577	4.9%	25,594	5.2%

Operating income	53,647	9.9%	43,226	8.8%
Other income (expense):
Interest expense	(12,016)	-2.2%	(11,198)	-2.3%
Gain on sale of operations, net	72	0.0%	2,660	0.6%
Other income, net (4) (5)	4,614	0.8%	5,022	1.0%

Total other expense, net	(7,330)	-1.4%	(3,516)	-0.7%
Income from continuing operations before income tax expense	46,317	8.5%	39,710	8.1%
Income tax expense	18,882		15,681

Income from continuing operations	27,435	5.1%	24,029	4.9%
Gain from operations of discontinued businesses, net of tax	4,132		5,839
Gain on disposal of discontinued businesses, net of tax	58,243		72

Net income	$89,810	16.5%	$29,940	6.1%

Diluted earnings per share:
Continuing operations	$0.55		$0.49
Discontinued operations	1.26		0.12

Net income	$1.81		$0.61

Diluted weighted average common shares outstanding	49,537		49,278

Other data from continuing operations:
Adjusted EBIT (6)	$58,261		$48,248
Adjusted EBITDA (6)	$72,405		$60,721

(1)	Certain amounts in the 2012 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.

(2)	Includes expense of $4,571 and $3,339 for the nine months ended September 30, 2013 and 2012, respectively, in compensation associated with net gains from the Company’s deferred compensation plan (see note 4). Excluding this item, “operating expenses” would be $457,989 and $419,444, or 84.4% and 85.3% of revenue, for the nine months ended September 30, 2013 and 2012, respectively.

(3)	Includes expenses of $472 and $484 for the nine months ended September 30, 2013 and 2012, respectively, in compensation associated with gains from the Company’s deferred compensation plan (see note 4). Excluding this item, corporate general and administrative expenses would be $26,105 and $25,110, or 4.8% and 5.1% of revenue, for the nine months ended Sepember 30, 2013 and 2012, respectively.

(4)	Includes net gains of $5,043 and $3,823 for the nine months ended September 30, 2013 and 2012, respectively, attributable to assets held in the Company’s deferred compensation plan. These net gains do not impact “income from continuing operations before income tax expense” as they are directly offset by compensation adjustments included in “operating expenses” and “corporate general and administrative expenses.”

(5)	For the nine months ended September 30, 2013 and 2012, amount includes an expense of $1,090 and income of $303, respectively, related to net increases and decreases in the fair value of contingent consideration related to CBIZ’s prior acquisitions.

(6)	Adjusted EBIT represents income from continuing operations before income taxes, interest expense, and gain on sale of operations, net. Adjusted EBITDA represents Adjusted EBIT before depreciation and amortization expense of $14,144 and $12,473 for the nine months ended September 30, 2013 and 2012, respectively. The Company has included Adjusted EBIT and Adjusted EBITDA data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to service debt. Adjusted EBIT and Adjusted EBITDA should not be regarded as an alternative or replacement to any measurement of performance or cash flow under generally accepted accounting principles.

6050 Oak Tree Boulevard, South — Suite 500 — Cleveland, OH 44131 — Phone (216) 447-9000 — Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands, except per share data)

SELECT SEGMENT DATA

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2013	2012 (1)	2013	2012 (1)
Revenue
Financial Services	$110,613	$95,976	$365,591	$329,476
Employee Services	50,414	45,762	154,681	139,430
National Practices	7,812	8,103	22,512	22,697

Total	$168,839	$149,841	$542,784	$491,603

Gross Margin
Financial Services	$12,960	$8,717	$63,194	$55,853
Employee Services	8,359	7,169	27,136	22,869
National Practices	1,195	1,259	2,070	2,472
Operating expenses—unallocated (2):
Other	(2,420)	(3,004)	(7,605)	(9,035)
Deferred compensation	(2,190)	(1,504)	(4,571)	(3,339)

Total	$17,904	$12,637	$80,224	$68,820

(1)	Certain amounts in the 2012 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of discontinued operations.

(2)	Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges and certain advertising expenses. “Operating expenses—unallocated” also include gains or losses attributable to the assets held in the Company’s deferred compensation plan. These gains or losses do not impact “income from continuing operations before income tax expense” as they are directly offset by the same adjustment to “other income, net” in the consolidated statements of comprehensive income. Gains or losses recognized from adjustments to the fair value of the assets held in the deferred compensation plan are recorded as additional compensation expense in “operating expenses” and as income or expense in “other income, net.”

NON-GAAP EARNINGS AND PER SHARE DATA

Reconciliation of Income from Continuing Operations to Non-GAAP Earnings from Continuing Operations (3)

	THREE MONTHS ENDED SEPTEMBER 30,
	2013	Per Share	2012 (1)	Per Share
Income from Continuing Operations	$5,081	$0.10	$3,082	$0.06
Selected non-cash items:
Amortization	3,520	0.07	3,032	0.06
Depreciation	1,250	0.03	1,180	0.03
Non-cash interest on convertible notes	710	0.02	659	0.01
Stock-based compensation	1,350	0.03	1,508	0.03
Adjustment to contingent earnouts	186	—	(200)	—

Non-cash items	7,016	0.15	6,179	0.13

Non-GAAP earnings—Continuing Operations	$12,097	$0.25	$9,261	$0.19

	NINE MONTHS ENDED SEPTEMBER 30,
	2013	Per Share	2012 (1)	Per Share
Income from Continuing Operations	$27,435	$0.55	$24,029	$0.49
Adjustment for gain on sale of operations	—	—	(1,547)	(0.03)
Selected non-cash items:
Amortization	10,562	0.21	8,883	0.18
Depreciation (4)	3,582	0.07	3,590	0.07
Non-cash interest on convertible notes	2,103	0.04	1,954	0.04
Stock-based compensation	4,274	0.09	4,377	0.09
Adjustment to contingent earnouts	1,090	0.03	(303)	(0.01)

Non-cash items	21,611	0.44	18,501	0.37

Non-GAAP earnings—Continuing Operations	$49,046	$0.99	$40,983	$0.83

(3)	The Company believes Non-GAAP earnings and Non-GAAP earnings per diluted share more clearly illustrate the impact of certain non-cash charges and credits to “income from continuing operations” and are a useful measure for the Company and its analysts. Non-GAAP earnings is defined as income from continuing operations excluding: depreciation and amortization, non-cash interest expense, non-cash stock-based compensation expense, and adjustments to the fair value of contingent consideration related to prior acquisitions. Non-GAAP earnings per diluted share is calculated by dividing Non-GAAP earnings by the number of weighted average diluted common shares outstanding for the period indicated. Non-GAAP earnings and Non-GAAP earnings per diluted share should not be regarded as a replacement or alternative to any measurement of performance under generally accepted accounting principles.

(4)	Capital spending was $4.3 million and $3.3 million for the nine months ended September 30, 2013 and 2012, respectively.

6050 Oak Tree Boulevard, South — Suite 500 — Cleveland, OH 44131 — Phone (216) 447-9000 — Fax (216) 447-9007

CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands, except percentages and ratios)

SELECT BALANCE SHEET DATA AND RATIOS

	SEPTEMBER 30,	DECEMBER 31,
	2013	2012 (1)
Cash and cash equivalents	$3,553	$899
Restricted cash	$24,963	$19,627
Accounts receivable, net	$161,715	$136,815
Assets of discontinued operations	$24	$103,291
Current assets before funds held for clients	$210,583	$279,428
Funds held for clients—current and non-current	$103,645	$154,447
Goodwill and other intangible assets, net	$470,909	$469,571

Total assets	$858,784	$970,192

Notes payable—current	$5,127	$5,464
Liabilities of discontinued operations	$193	$14,144
Current liabilities before client fund obligations	$147,118	$118,981
Client fund obligations	$103,539	$154,119
Notes payable—long-term	$—	$1,222
Convertible notes—non-current	$124,520	$122,416
Bank debt	$40,000	$208,900

Total liabilities	$494,974	$674,960

Treasury stock	$(397,548)	$(371,080)

Total stockholders’ equity	$363,810	$295,232

Debt to equity (2)	46.6%	114.5%
Days sales outstanding (DSO)—continuing operations (3)	84	77

Shares outstanding	47,144	50,365
Basic weighted average common shares outstanding	49,187	49,002
Diluted weighted average common shares outstanding	49,537	49,252

(1)	Certain amounts in the 2012 financial data have been reclassified to conform to the current year presentation and revised to reflect the impact of adjustments to purchase price accounting related to 2012 acquisitions and of discontinued operations.

(2)	Ratio is convertible notes, bank debt and notes payable divided by total stockholders’ equity.

(3)	DSO is provided for continuing operations and represents accounts receivable, net and unbilled revenue (net of realization adjustments) at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company’s ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under generally accepted accounting principles. DSO at September 30, 2012 was 85.

6050 Oak Tree Boulevard, South — Suite 500 — Cleveland, OH 44131 — Phone (216) 447-9000 — Fax (216) 447-9007